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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the Registration Statement (Form
S-8, dated January 22, 1999) pertaining to the 1996 Stock Option Plan and the 1998 Employee Stock Purchase Plan of Ticketmaster Online-CitySearch, Inc. of our report dated September 3, 1998, with respect to the financial statements for the year ended January 31, 1998 of Ticketmaster Online-CitySearch, Inc. and our report dated March 11, 1998 except for note 10 as to which the date is September 28, 1998, with respect to the consolidated financial statements of CitySearch, Inc. for the year ended December 31, 1997 included in its Registration Statement (Form S-1 No. 333-64855), filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP


Woodland Hills, California
January 18, 1999